UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2014

THE BABCOCK & WILCOX COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	001-34658	80-0558025
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13024 BALLANTYNE CORPORATE PLACE SUITE 700 CHARLOTTE, NORTH CAROLINA	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (704) 625-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 17, 2014, an unfavorable jury verdict was delivered against The Babcock & Wilcox Company and certain of its subsidiaries (collectively, “B&W” or the “Company”) in a case entitled AREVA NP, INC. f/k/a Framatome ANP, Inc. v. The Babcock & Wilcox Company, et. al., in the amount of approximately $16 million. The Company strongly disagrees with the verdict and believes the plaintiff’s claims are without merit. B&W is evaluating its post-trial remedies, including a possible appeal to the Supreme Court of Virginia.

The case was filed August 26, 2011 in the Circuit Court for the City of Lynchburg, Commonwealth of Virginia and alleged that B&W owed royalties on certain commercial nuclear contracts performed by the Company since 2004. B&W is evaluating the potential impact, if any, this jury verdict could have on our future financial results.

B&W cautions that the foregoing information contains forward-looking statements, including statements relating to B&W’s intentions with respect to post-trial remedies, including an appeal, to the extent such can be viewed as an indicator of future financial performance. These forward-looking statements involve a number of risks and uncertainties, including, among other things, an adverse ruling by the trial court or the Supreme Court of Virginia. If one or more of these or other risks materialize, actual results may vary materially from those expressed. For a more complete discussion of these and other risk factors, please see B&W’s annual report on Form 10-K for the year ended December 31, 2013 and subsequent quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. B&W cautions not to place undue reliance on these forward-looking statements, which speak only as of the date of this release, and undertakes no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE BABCOCK & WILCOX COMPANY

By:	/s/ David S. Black
David S. Black
Vice President and Chief Accounting Officer

December 23, 2014

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